Exhibit 16(c)(xvii)

Intersnack Group GmbH & Co. KG Projekt Go West – Net income Utz Brands, Inc. Düsseldorf, 2 February 2026 1

General comments

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Basis for net income projections

- "Consensus estimates" from financial analysts - e.g. presented by Capital IQ or FactSet - for 2026 and 2027 available
- Only selected P&L items presented – e.g. **Adjusted Net Income**
- For following periods, extrapolation based on own assumptions required

Adjustments

- "Reported Financial Measures" are substantially below "**Non-GAAP Financial Measures**" due to adjustments
- Reconciliations for selected KPIs (Gross Profit, Net income/loss and EBITDA) are requested by SEC and presented in the financial reporting
- Adjustments to EBITDA and Net Income were as follows in FYs 2022 to 2024:

USDm	2022	2023	2024
EBITDA - reported	92	99	183
Adjustments	79	88	17
Adjusted EBITDA	171	187	200
Net Income (incl. NCI) - Reported	(14)	(40)	31
Adjustments	92	121	80
Adjusted Net Income (incl. NCI)	78	81	110

- Further adjustment analyses required to obtain more clarity regarding nature and to conclude on consideration in transaction context (esp. for future valuation of business)

Noncontrolling Interests

- Utz Brands group financial statements show **large portion of Noncontrolling Interests** ("NCI")
- The impact at equity and net income level was as follows at year end 2022, 2023 and 2024:

USDm	2022	2023	2024
Total equity Utz Brands, Inc. Group	1,452	1,384	1,387
Thereof NCI	749	714	685
in %	51.6%	51.6%	49.4%
Total net income Utz Brands, Inc. Group	(14)	(40)	31
Thereof NCI	(14)	(15)	15
in %	97.1%	37.8%	48.2%

- The NCIs stem from 2020 business combination of **Utz Brands Holdings, LLC** ("UBH") with Collier Creek Holdings (SPAC) structured as an **Umbrella Partnership Corporation ("Up-C")** transaction – see following slide
- They relate to minority ownerships in UBH - UBH is fully consolidated in Utz Brands, Inc. group F/S

➢ Treatment of the minority ownerships (i.e. Common Company Units) to be discussed in Go West transaction including tax (e.g. **Tax Receivable Agreement** - "TRA") and corporate law issues

➢ In DCF/capitalized earnings business valuations minority participations are "deducted"

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Umbrella Partnership Corporation („Up-C“) structure Utz Bands—Illustrative Utz Brands uses an “Up-C” structure in which the public company holds an interest in an operating partnership, enabling pre-IPO owners to retain tax advantages after the IPO and tap capital markets funding at the same time Post-IPO corporate structure (simplified) Tax Receivables Agreement (“TRA”): • the 2020 business Class A common Exchange right 1:1 (2) Class V common combination triggered a stock shares (1) stock shares step-up in the tax basis of Utz Brands, exchanges of Common Company Units Voting No in Class A shares have the and economic economic same impact rights but voting rights • The NCI holders are Exchange right 1:1 (2) Pre-IPO entitled to 85% of the Utz Brands, Inc. respective tax savings Owners (“PubCo“, • The respective payments (Rice family former SPAC) represent an obligation of et al) Utz Brands • The year end 2024 TRA No voting obligation totaled $48.3m, but economic of which $24.4m from Utz Brands rights in UBH Common initial business Holdings, LLC Company combination and $23.9m from equity transactions (“OpCo“/UBH) (3) = “NCI“ at Units Utz Brands ➢Debt like item in level transaction Notes: (1) Publicly traded (2) Exchange of Common Company Operating Units for Class A shares with subsidiaries forfeiture of Class V shares in the same number (3) Treated as partnership under US tax laws 3 Dieses Dokument ist vertraulich und die Weitergabe und Verbreitung ist untersagt. 2026 I-ADVISE AG This document is CONFIDENTIAL and its circulation and use are RESTRICTED. 2025 I-ADVISE AG

Overview Net Income Utz Brands, Inc. before Go West

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Net income reconciliations (before Go West)								
				YTD Q3	LTM Sept.	"Guidance"	Est.	Est.
USDm	2022	2023	2024	2025	2025	2025	2026	2027
Net sales	1,408.4	1,438.2	1,409.3	1,096.6	1,437.7	1,441.7	1,482.8	1,520.5
Net (loss) income - (incl. NCI)	(14.0)	(40.0)	30.7	(4.4)	(2.3)		45.0	56.2
Income Tax Expenses (Benefit) - reported	(23.9)	0.8	38.7	9.6	22.9		14.2	17.7
Net (loss) income before taxes - EBT	(37.9)	(39.2)	69.4	5.2	20.6		59.2	73.9
EBITDA unadjusted	92.2	98.7	182.9	2.9	138.0		169.2	182.2
EBITDA Adjustments								
Certain Non-Cash Adjustments	11.3	50.7	21.9	19.4	25.0		27.2	27.2
Acquisition, Divestiture and Integration	45.8	8.6	(23.1)	25.1	37.0		17.1	17.1
Business Transformation Initiatives	22.1	31.0	28.1	34.6	44.0		31.3	31.3
Financing-Related Costs	0.3	0.2	0.4	1.1	1.0		0.5	0.5
Gain on remeasurement of warrant liability	(0.7)	(2.2)	(10.2)	(22.8)	(38.0)		(12.8)	(12.8)
EBITDA adjusted	171.0	187.0	200.0	60.3	207.0		232.5	245.5
Other Adjustments								
Deferred Financing Fees	1.9	1.6	3.2	1.0	1.3		2.0	2.0
Acquisition Step-Up Depreciation and Amortizat	52.8	47.4	43.5	32.9	43.9		43.9	43.9
Total Adjustments (before taxes)	133.5	137.3	63.8	91.3	114.2	-	109.2	109.2
Adjusted EBT	95.6	98.1	133.2	96.5	134.8		168.4	183.1
Taxes on Earnings as Reported	23.9	(0.8)	(38.7)	(9.6)	(22.9)		(14.2)	(17.7)
Income Tax Adjustment (24% tax rate)	(41.8)	(16.0)	15.8	(7.4)	(27.4)		(26.2)	(26.2)
Adjusted Taxes on Earnings	(17.9)	(16.8)	(22.9)	(17.0)	(50.3)		(40.4)	(43.9)
Adjusted Net Income (incl. NCI)	77.7	81.3	110.3	79.5	84.5	115.9	128.0	139.2
KPIs								
Sales growth		*2.1%*	*-2.0%*		*2.0%*		*3.1%*	*2.5%*
EBITDA Margin adjusted	*12.1%*	*13.0%*	*14.2%*		*14.4%*		*15.7%*	*16.1%*
EBITDA Margin unadjusted	*6.5%*	*6.9%*	*13.0%*		*9.6%*		*11.4%*	*12.0%*
EBT margin adjusted	*6.8%*	*6.8%*	*9.5%*				*11.4%*	*12.0%*
EBT margin unadjusted	*-2.7%*	*-2.7%*	*4.9%*				*4.0%*	*4.9%*
Adjusted net income	*5.5%*	*5.7%*	*7.8%*				*8.6%*	*9.2%*

= indicative calculation I-ADVISE

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Net Income Utz Brands, Inc. 2026 et seq after Go West - Illustrative

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Net income reconciliations (after Go West)

USDm	2022	2023	2024	YTD Q3 2025	LTM Sept. 2025	Est. 2025	Est. 2026	Est. 2027
Net sales	1,408.4	1,438.2	1,409.3	1,096.6	1,437.7	1,441.7	1,482.8	1,520.5
Net (loss) income - (incl. NCI)	(14.0)	(40.0)	30.7	(4.4)	(2.3)		45.0	56.2
Income Tax Expenses (Benefit) - reported	(23.9)	0.8	38.7	9.6	22.9		14.2	17.7
Net (loss) income before taxes - EBT	(37.9)	(39.2)	69.4	5.2	20.6		59.2	73.9
Total Adjustments	133.5	137.3	63.8	91.3	114.2	-	109.2	109.2
Adjusted Taxes on Earnings	(17.9)	(16.8)	(22.9)	(17.0)	(50.3)		(40.4)	(43.9)
Adjusted Net Income (incl. NCI)	77.7	81.3	110.3	79.5	84.5	115.9	128.0	139.2
Adjustments "Go West impact"								
Fees and expenses related to Go West (advisors, underwriting etc.) pre tax							(85.0)	-
Cost savings delisting ("public costs" - assumed 10m p.a.) pre tax							5.0	10.0
Interest Expenses before "Go West"							21.4	41.6
Interest Expenses after Refinancing "Go West"							(37.0)	(73.0)
[...]							[...]	[...]
Total EBT Adjustments "Go West"							(95.6)	(21.4)
Tax Impact (24% tax rate)							22.9	5.1
Impact "Go West" after taxes							(72.7)	(16.3)
Adjusted Net Income (incl. NCI) post transaction - illustrative							55.3	122.9
Unadjusted Net Income (incl. NCI) post transaction - illustrative							(27.7)	39.9

- **Projected unadjusted Net Income** 2026 & 2027 as derived from "consensus" view of financial analysts of Utz "Stand alone" requires **Go West adjustments**
- The adjustments reflected above are subject to modification during the upcoming process subject to changes in the structuring and similar of Go West

- Key items relate to:
  - One off transaction fees as per BofA estimate comprising (i) sellside fees, (ii) costs for special committee, (iii) financing (underwriting) fees, (iv) legal, accounting and similar costs
  - Cost savings from taking Utz private
  - Refinancing with changes to interest expenses
  - Taxes on additional Go West adjustments

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Comparison of net income - Updated estimate versus previous estimate

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USDm	Est. 2026	Est. 2027
Net sales	1,482.8	1,520.5
Net (loss) income - (incl. NCI)	45.0	56.2
Adjustments Go West impact		
Fees and expenses related to Go West (advisors, underwriting etc.) pre tax	(85.0)	-
Cost savings delisting ("public costs" - assumed 10m p.a.) pre tax	5.0	10.0
Interest Expenses before Go West	21.4	41.6
Interest Expenses after Refinancing Go West	(37.0)	(73.0)
[...]	[...]	[...]
Total EBT Adjustments Go West	(95.6)	(21.4)
Tax Impact	22.9	5.1
Adjusted Net Income (incl. NCI) post transaction - illustrative	55.3	122.9
Unadjusted Net Income (incl. NCI) post transaction - illustrative	(27.7)	39.9
Previous estimate		
Net income (before Go West)	20.0	36.5
Fees and expenses related to Go West (advisors, underwriting etc.) pre tax	(50.0)	-
Cost savings delisting ("public costs" - assumed 10m p.a.) pre tax	10.0	10.0
Interest Expense before Go West	44.7	44.7
Interest Expense after Refincing Go West	(78.8)	(72.5)
Undadjusted Net Income after Go West	(54.1)	18.7
Difference	(26.4)	(21.2)
Benchmarking advisor fees		
Selected M&A transactions (source: Capital IQ)		
Total advisor fees in % of transaction value		
Median		1.71%
Average		2.14%
Transaction Value "Go West"		2,921
Total advisor fees (based on median)		49.9
Total advisor fees (based on avergae)		62.5
Estimate BofA		85.0
Estimate BofA in % of transaction value		2.91%

- Detail analysis leads to better results than the previous estimate
- Significant deviation in the assumption of advisory fees
- BofA assumes $85m advisory fees. Citibank assumes $80m
- The Previous estimate included advisory fees of $50m
- Benchmark analysis of published data yields a range of $50-63m
- The actual value depends on the complexity; public data should be approached with caution

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Adjusted EBITDA & Net Income Utz Brands, Inc.

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USDm	Ref.	2022	2023	2024
EBITDA Adjustments				
Certain Non-Cash Adjustments	1)	11.3	50.7	21.9
Acquisition, Divestiture and Integration	2)	45.8	8.6	(23.1)
Business Transformation Initiatives	3)	22.1	31.0	28.1
Financing-Related Costs		0.3	0.2	0.4
Gain remeasurement of warrant liability	4)	(0.7)	(2.2)	(10.2)
Other Adjustments				
Deferred Financing Fees		1.9	1.6	3.2
Acquisition Step-Up Depreciation and Amortization	5)	52.8	47.4	43.5
Total Adjustments		**133.5**	**137.3**	**63.8**

General comments:

- The presentation of "**Non-GAAP Financial Measures**" is common in US financial reporting of public companies
- The **reconciliation to GAAP** numbers is compulsory as per SEC rules
- Items considered as "Adjustments" frequently include
  - stock-based options,
  - restructuring activities/measures,
  - write-offs from acquisitions/business combinations,
  - impairment issues,
  - legal disputes
- The presentation of adjusted numbers is aimed to present **ordinary results** - "ordinary" is subjective based on management's discretion and not defined
- To the extend factually pertaining to **non-recurring, non-operating and/or non-cash items**, the presentation of adjustments is meaningful

1) "Certain Non-Cash Adjustments":
   - Share-based compensation for associates & directors and compensation expenses under the "2020 Omnibus Equity Incentive Plan" (2024: $17.6m, 2023: $15.5m)
   - Unrealised gains/losses from purchase commitments (2024: $4.3m, 2023: $4.2m)
   - Asset impairments and write-offs (2024: - , 2023: $31.0m of which $18.4m from sale of Bluffton plant and $12.6m from closure of two other plants)
2) "Acquisition, Divestiture and Integration":
   - Consulting, transaction and legal costs associated with acquisitions (2024: $20.9m, 2023: $9.7m)
   - Income from sale of Good Heath and R.W. Garcia brands, manufacturing facilities and certain operations to Our Home (2024: $44.0m, 2023: -)
   - Income from change TRA liability (2024: - , 2023: $1.1m)
3) "Business Transformation Initiatives":
   - Various items not individually quantified including (i) consultancy, professional, legal fees for specific initiatives & structural changes to the business not reflecting costs of normal business operations as per mgmt., (ii) gains/losses from sale of distribution rights, (iii) certain severance costs and (iv) transition costs for enterprise planning system
4) "Gain remeasurement of warrant liability":
   - Utz has issued public placement warrants accounted for as derivative liabilities; their remeasurement triggers gains or losses, as the case may be
5) "Acquisition Step-Up Depreciation and Amortization":
   - Most likely stemming from US-GAAP PPA in the context of 2020 business combination of UBH with Collier Creek Holdings

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